 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 17, 2020

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

On February 17, 2020, Staffing 360 Solutions, Inc. (the “Company”) terminated Chris Powers as interim Chief Financial Officer, and the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Mark Gibbens, appointing Mr. Gibbens as the Company’s Chief Financial Officer (“CFO”) commencing February 18, 2020 for an initial employment term of six (6) months (the “Initial Employment Term”). The Employment Agreement may be terminated at any time for any reason during the Initial Employment Term by either party upon no less than thirty (30) days’ written notice, and will otherwise be automatically renewed for successive one (1) year terms after the Initial Employment Term (each one-year period, a “Renewal Term”), unless terminated by either party upon written notice provided not less than thirty (30) days before the end of any Renewal Term, or unless earlier terminated; provided that Mr. Gibbens will be required to provide the Company at least three (3) months’ advance written notice of his voluntary resignation without Good Reason (defined below). Mr. Gibbens will also serve as the Company’s principal accounting officer and principal financial officer.

Mr. Gibbens, 52, brings over 25 years of business experience and has served as chief financial officer, chief investment officer, head of corporate developing and treasurer of various leading global industry companies. Prior to joining the Company, since August 2019, Mr. Gibbens served as a partner of CFO Performance Partners, where he supported capital raising for early stage companies in information technology and upcycle building products. From 2016 to 2019, Mr. Gibbens first served as vice president and treasurer of Platform Specialty Products (“Platform”) and then as chief financial officer and chief human resources officer of Arysta LifeScience Inc., Platforms’s agricultural sciences business. From 2015 to 2016, Mr. Gibbens served as head of corporate development and as chief financial officer of Aligned Energy Holdings, a builder and operator of enterprise and co-location next generation data centers. Mr. Gibbens spent over a decade working at Alcatel-Lucent SA, serving as its head of corporate finance and global chief investment officer between 2008 and 2012 and as the vice-president and treasurer of Lucent Technologies, Inc., which merged with Alcatel SA to form Alcatel-Lucent SA in 2006, from 2003 to 2006. From 1999 to 2000, Mr. Gibbens served as vice president of finance at online Retail Partners, LLC and from 1989 to 1999 he held numerous positions in the Treasurer’s Office of General Motors Corporation. Mr. Gibbens holds a BA from Carleton College and an MBA from University of Chicago, Graduate School of Business.

Under the Employment Agreement, Mr. Gibbens will receive an annual base salary of $325,000 (the “Base Salary”). Provided that Mr. Gibbens is employed by the Company through the Initial Employment Term, as soon as administratively possible following the commencement of the first Renewal Term, and in no event later than thirty (30) days following the commencement of the first Renewal Term, Mr. Gibbens shall receive, pursuant to the Staffing 360 Solutions, Inc. 2016 Omnibus Incentive Plan, (i) an award covering 40,000 shares of the Company’s common stock, par value $.00001 per share (the “Common Stock”), which will vest in three (3) equal annual installments on each of the first three anniversaries of the award’s grant, provided Mr. Gibbens is still employed by the Company through the applicable vesting date, and (ii) an additional award covering 40,000 shares of the Company’s Common Stock, which will vest in accordance with the terms and conditions of the Company’s standard form of performance compensation award agreement. In the event that Mr. Gibbens’ employment continues beyond the Initial Employment Term, for each calendar year or portion thereof during his employment, Mr. Gibbens shall be eligible for a discretionary bonus (the “Bonus”) prorated for any partial year upon the same terms and criteria as provided for the Company’s Chief Operating Officer, as set forth separately to Mr. Gibbens. In the event that Mr. Gibbens’ employment continues beyond the Initial Employment Term, the Bonus for his first calendar year of employment shall have accrued from the commencement of his employment. Mr. Gibbens must be employed as an employee in good standing by the Company on the payment date to receive any Bonus, unless mutually agreed between the parties in writing at the time. The awarding of bonuses, if any, shall be determined reasonably and in good faith by the Company’s board of directors (the “Board”), at the discretion of the Board. In the event that Mr. Gibbens does not continue past the Initial Employment Term, the Company may, in its sole discretion, consider, but is not obligated to pay, a discretionary bonus for the period of the Initial Employment Term.

In the event Mr. Gibbens voluntarily resigns without Good Reason (as defined below) following the Initial Employment Term, the Company may, in its sole discretion, shorten the notice period required for written notice of termination and determine the date of termination without any obligation to pay Mr. Gibbens any additional compensation other than the accrued obligations under the Employment Agreement and without triggering a termination of Mr. Gibbens’ employment without Cause (as defined below). In the event the Employment Agreement is terminated for any reason during the Initial Employment Term, the Employment Agreement expires, the Company terminates Mr. Gibbens’ employment for Cause or Mr. Gibbens voluntarily resigns without Good Reason following the Initial Employment Term, the Company shall have no further liability or obligation to Mr. Gibbens under the Employment Agreement. In the event the Employment Agreement is terminated following the Initial Employment Term by the Company without Cause or by Mr. Gibbens for Good Reason, the Company shall, subject to the execution and timely return by Mr. Gibbens of a release of claims, pay Mr. Gibbens: (a) the accrued obligations under the Employment Agreement; and (b) severance pay in an amount equal to the Base Salary as of the date of termination for twelve (12) months payable in equal installments in accordance with the normal payroll policies of the Company, with the first installment being paid on the Company’s first regular pay date on or after the sixtieth (60th) day following the termination of employment, which initial payment shall include all installment amounts that would have been paid during the first sixty (60) days following the termination of employment had installments commenced immediately following the termination date.

Under the Employment Agreement, “Good Reason” is defined as (x) a material breach by the Company of the Employment Agreement; and (y) a significant and material adverse reduction in Mr. Gibbens’ title and/or reporting line. “Cause” is defined in the Employment Agreement as (a) an act or acts of gross negligence, dishonesty, misrepresentation, fraud, moral turpitude, or willful malfeasance by Mr. Gibbens; (b) Mr. Gibbens’ indictment or conviction of, or pleading nolo contendere or guilty to, a felony, or a crime involving moral turpitude; (c) a material breach by Mr. Gibbens of the Employment Agreement or any other agreement to which he and the Company are parties; and (d) Mr. Gibbens’ refusal to perform or intentional disregard of, or the poor or unsatisfactory performance of, his duties and responsibilities thereunder.

The Employment Agreement also contains certain standard noncompetition, non-solicitation and confidentiality requirements for Mr. Gibbens.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Except for the Employment Agreement, there are no other arrangements or understandings between Mr. Gibbens and any other persons pursuant to which Mr. Gibbens was selected as CFO, and there are no related party transactions involving Mr. Gibbens that are reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On February 19, 2020, the Company issued a press release announcing Mr. Gibbens’ appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated February 17, 2020, by and between the Company and Mark Gibbens.
99.1	Press Release, dated February 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2020	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chief Executive Officer